EXHIBIT 32(b)

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of United Rentals, Inc. and United Rentals (North America), Inc. (the “Companies”) on Form 10-Q for the period ended September 30, 2007 as filed with the Securities and Exchange Commission (the “Report”), I, Martin E. Welch III, Chief Financial Officer of the Companies, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (15 U.S.C. 78m); and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Companies.

/s/ MARTIN E. WELCH III
Martin E. Welch III
Chief Financial Officer

October 31, 2007

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Companies and will be retained by the Companies and furnished to the Securities and Exchange Commission or its staff upon request.